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                              As of August 1, 1995


Dear ____,

We are pleased to confirm the terms of your ongoing employment with Henry Schein, Inc. (the "Company") as ______________.

1. The Company will employ you as_____________ for the period from the date of this Agreement and continuing until 10 days after either you or the Company gives written notice to the other that you or it does not wish to continue your employment hereunder (a "Non-Continuation Notice"). You accept such employment, and will devote your full time and best efforts to the business and affairs of the Company, with such duties consistent with your position as may be assigned to you from time to time by the Chairman (or such other officer to whom you report) of the Company. By counter-signing below, you agree to accept the employment described herein and agree to devote your full business time and effort thereto, and to perform all those duties normally attributable to the position for which you are employed hereunder. You agree that you will not, without the prior written consent of the Company, be engaged in any other business activity, however this shall not prevent you from making and supervising strictly personal investments, provided that they will not require any substantial services on your part in the operation of the affairs of the companies in which such investments are made and will not unduly interfere with the performance of your duties hereunder.

2. (a) In consideration of all services rendered by you during your employment hereunder, the Company will pay you a base salary at the annual rate of $____ payable in accordance with the Company's payroll practices from time to time in effect. The Company will review your salary at least once each year and may, in its discretion, increase your salary, and may, in its discretion, award you incentive compensation and/or other short or long-term incentive awards.

         (b) The Company will promptly reimburse you upon submission of an expense report for all expenses reasonably incurred by you in performance of your duties in accordance with the Company's general policies and practices for senior executive officers in effect from time to time.

         (c) During each full calendar year that you are employed, you shall be entitled to four(4) weeks of vacation and such other number of personal days generally afforded to senior executive

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officers of the Company.

3. For as long as you are employed by the Company plus the severance period provided in Sections 5 or 6, as the case may be, you will be entitled to participate in all bonus, incentive, retirement, profit-sharing, life, medical, disability and other benefit plans and programs of the company as are from time to time generally available to other executives of the Company with comparable responsibilities, subject to the provisions of those programs and to the terms of this Agreement.

4. Your employment by the Company: (a) shall terminate upon your death, (b) shall terminate 10 days after a Non-Continuation Notice is given (or the date of your leaving the Company's employ, if you fail to give proper notice); (c) may be immediately terminated by the Company for cause at any time; (d) may be terminated by the Company if you fail to render the services provided for in this Agreement for a continuous period of six months by reason of physical or mental illness or disability; and (e) may be terminated by you after 60 days' notice (a "voluntary termination for good reason") if the Company significantly and materially reduces your duties and/or responsibilities or if the Company reduces your base salary by more than 10%.

   For purposes of this Agreement, "cause" means (i) your willful and continued failure substantially to perform your duties with the Company; (ii) fraud, misappropriation or intentional material damage to the property or business of the Company, or (iii) commission of a felony or a crime involving moral turpitude.

5. If your employment is terminated (a) by the Company's giving a Non-Continuation Notice as provided in Section 1 hereof, or (b) by you after giving notice of your voluntary termination for good reason (the giving of either such notice being a "Termination Event") at any time other than within two years after a Significant Date (as such term is defined in Schedule A attached hereto), the Company will pay you (the "Termination Payment"), in full satisfaction of all its obligations hereunder (except for its obligations under paragraphs 6 and 9 hereof), severance pay equal to one month's base salary (plus your monthly automobile allowance) for the period immediately preceding the date of termination (not including incentive compensation or any non-cash compensation) for every full month you had been employed (or rendered consulting services to the Company) prior to your termination, with a minimum severance pay equal to six months' base salary (plus six months' automobile allowance) and a maximum severance pay equal to twelve months' base salary (plus twelve months' automobile allowance),(the "Severance Period").

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   The Company shall provide you, at your option but at no cost to you, with out-placement services with a reputable organization that the Company shall select.

   The Termination Payment payable pursuant to this Section 5 will be subject to offset on account of any remuneration paid or payable to you for any subsequent employment you may obtain, however, you shall have no obligation whatsoever to seek any subsequent employment. Should your subsequent employment provide for base salary at a rate lower than the rate you were earning immediately prior to the Termination Event, then the Company shall pay you the difference for the Severance Period; provided, further, that should you accept employment from any of the Company's material competitors in any of its material lines of businesses, then any and all Termination Payments, including the payment of the difference in base salaries provided in this paragraph, shall thereafter immediately cease.

6. If the Termination Event occurs at any time within two years after a Significant Date, the Termination Payment will be increased to three times the amount of severance pay provided in paragraph 5 above, plus three times the amount of cash incentive bonus paid to you for the full fiscal year preceding the date of termination (excluding any amounts payable in connection with the issuance to you of stock, including a payment of taxes on your behalf in connection with any such stock grant); provided, however, that the maximum amount payable under this Section 6 shall be limited to the amount which when added to all other payments (or the value of all other benefits) that are received by you from the Company and which are "contingent upon a change in control" as such term is defined in the Internal Revenue Code of 1986 (the "Code") would not constitute a "parachute payment" (as such term is defined on the date hereof by the Code, i.e. the aggregate present value of the payments in the nature of compensation to such individual which are contingent on such change would be less than three (3) times the "base amount" as such term is defined on the date hereof by the Code).

   The Termination Payment payable pursuant to this Section 6 will not be subject to offset on account of any remuneration paid or payable to you for any subsequent employment you may obtain, whether during or after the period during which the Termination Payment is made and you shall have no obligation whatsoever to seek any subsequent employment; provided, however, that should you accept employment from any of the Company's material competitors in any of its material lines of businesses, then the Termination Payment shall thereafter immediately cease.

   The Company shall provide you, at your option but at no cost to you, with out-placement services with a reputable organization that the Company shall select.

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7. In all events, the Termination Payment will be paid in accordance with the
Company's normal payroll practices and will be subject to any applicable payroll or other taxes required to be withheld.

8. For purposes of this Agreement, a "Significant Date" shall have the meaning ascribed to it in Schedule A attached hereto.

9. For the Severance Period, the Company will also provide you with all benefits accorded senior executive officers of the Company, including, life, medical, disability, retirement and profit sharing benefits, etc. (but not for purposes of this Section 9 including bonus, incentive or other short or long-term incentive programs) on the same terms that such benefits are provided to all senior executive officers of the Company as of the date of your termination of employment, and you shall, to the extent permitted by law, for purposes of such benefit plans, be considered to be an employee through the end of the Severance Period. If the Termination Event occurs at any time within two years after a Significant Date, the Company will provide the benefits described in the preceding sentence until the third anniversary of the Termination Event, and you shall, to the extent permitted by law, for purposes of such benefit plans, be considered to be an employee of the Company through the end of such third anniversary of the Termination Event. Each of these benefits will cease immediately upon your obtaining other full-time employment. If the Company is unable to provide any of the foregoing benefits under then existing plans without costs it considers excessive or is unable because of law to provide such benefits, the Company will be entitled to satisfy any such obligation by making a payment to you equal to the cost to the Company of providing such benefits to you.

10. The Company will reimburse you for reasonable attorneys fees and expenses incurred by you if you are employed hereunder on a Significant Date and prevail against the Company with respect to a claim hereunder arising on or after such date.

11. You confirm the provisions of the confidentiality agreement which you have previously executed which, among other things, requires you to return to the Company all Company owned property and which requires you to maintain the confidentiality of, among other things, trade secrets and non-public information.

12. You will execute a general release in favor of the Company, and any of its affiliates and subsidiaries, on the date of your termination, as a condition to obtaining any of the benefits provided herein.

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13. This Agreement shall be binding upon and inure to the benefit of you and your legal representatives and the Company and any assignee or successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company.

14. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, may not be modified or terminated orally, and shall be construed and governed in accordance with the laws of the State of New York.

    If the foregoing is acceptable to you, please execute the enclosed copy of this Agreement and return it to the undersigned.

Very truly yours,

HENRY SCHEIN, INC.


By:
    ------------------------
    Authorized Officer


Agreed to and accepted:


----------------------------
Executive

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                                   SCHEDULE A

A "Significant Date" shall be deemed to have occurred if after the date hereof:
(i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof), excluding (A) the Company, (B) any "Subsidiary" thereof, (C) any employee benefit plan sponsored or maintained by the Company, or any Subsidiary thereof (including any trustee of any such plan acting in his or her capacity as trustee) and (D) any person who (or group which includes a person who) is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) as of January 1, 1995 of at least fifteen percent (15%) of the common stock of the Company, becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company; (ii) the shareholders of the company shall approve any merger or other business combination of the Company, sale of all or substantially all of the Company's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder owning directly or indirectly more than ten percent {10%} of the shares of the other company involved in the Transaction if such shareholder is not as of January 1, 1994, the beneficial owner {as defined in Rule 13(d)-3 under the Exchange Act} of at least fifteen percent {15%} of the common stock of the Company); (iii) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company or the board of directors of any successor to the Company (the "Board"), provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; or (iv) a Voting Trust Termination Date, as such term is defined in the Voting Trust Agreement dated as of September 30, 1994 among the Company, Stanley Bergman, as voting trustee and others. Notwithstanding the foregoing, no Significant Date shall be deemed to have occurred for purposes of this Agreement by reason

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of any Transaction which shall have been approved by Stanley M. Bergman.